Exhibit 15
The Board of Directors and Shareholders of Harris Stratex Networks, Inc.
We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-140442) of Harris Stratex Networks, Inc. dated February 5, 2007 of our report dated November 2, 2007 relating to the unaudited condensed consolidated interim financial statements of Harris Stratex Networks, Inc. that are included in its Form 10-Q for the quarter ended September 28, 2007.
/s/ Ernst & Young LLP
Raleigh, North Carolina
November 2, 2007